UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  February 24, 2006

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

21101 Oxnard Street, Woodland Hills, CA 91367

(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 24, 2006, HemaCare Corporation (the “Company”) entered into a lease agreement (the “Lease”), between ECI Sherman Plaza LLC, as landlord, and the Company, as tenant.  Under the Lease, the Company will lease approximately 20,000 square feet (the “Premises”) located in Van Nuys, California.  The Premises will contain the Company’s corporate offices, a laboratory, a manufacturing facility for whole blood components and a distribution center, which facilities currently are contained in separate properties.  The Company will continue to operate an apheresis donor center in Sherman Oaks, California.

The Company will pay an average monthly base rent of $23,500, together with additional rent based on certain operating costs and taxes.  The lease expires 120 months after the commencement date.  It is anticipated that the lease will commence on August 1, 2006.

The Company is required to deliver a $725,000 letter of credit to the landlord.  The letter of credit will be issued pursuant to the Company’s Loan and Security Agreement, dated November 19, 2002, as amended on March 22, 2004, July 1, 2005 and January 31, 2006.

The foregoing summary of the Lease is qualified in its entirety by the actual Lease attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Lease Agreement between ECI Sherman Plaza LLC, as landlord, and HemaCare Corporation, as tenant, dated February 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2006	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Lease Agreement, between ECI Sherman Plaza LLC, as landlord, and HemaCare Corporation, as tenant, dated February 10, 2006.